                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT                                          MAY 26, 1998
                                            ------------------------------------

DATE OF EARLIEST EVENT REPORTED                        MARCH 10, 1998
                                            ------------------------------------




                          CHESAPEAKE ENERGY CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



         OKLAHOMA                    1-13726               73-1395733
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)             File Number)         Identification No.)



6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA                73118
--------------------------------------------------------------------------------
 (Address of principal executive offices)                       (Zip Code)

                                 (405) 848-8000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)










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                    INFORMATION TO BE INCLUDED IN THE REPORT


         This Form 8-K/A amends the registrant's Form 8-K dated March 10, 1998, which was filed on March 26, 1998.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)       Financial statements of businesses acquired:

                  The financial statements of Hugoton Energy Corporation ("Hugoton") as of and for the year ended December 31, 1997 filed as a part of Hugoton's annual report on Form 10-K for the year ended December 31, 1997 are incorporated herein by reference.

         (b)      Pro forma financial information:

                  The unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X is filed herewith.

         (c)      Exhibits:

                  2.1 Agreement and Plan of Merger dated November 12, 1997 among Chesapeake Energy Corporation, Chesapeake Acquisition Corp. and Hugoton Energy Corporation, as amended by Amendment No. 1 thereto dated as of February 9, 1998. Incorporated herein by reference to Exhibits 2.1 and 2.2 to the Company's Registration Statement on Form S-4 (No. 333-46129).










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



                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      CHESAPEAKE ENERGY CORPORATION



                                      BY:  /S/ AUBREY K. MCCLENDON
                                         ---------------------------------------
                                               AUBREY K. MCCLENDON,
                                             Chairman of the Board and
                                             Chief Executive Officer

Dated: May 26, 1998





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




                   INDEX TO PRO FORMA COMBINED FINANCIAL DATA

                  CHESAPEAKE ENERGY CORPORATION & SUBSIDIARIES


Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997..................  7
Unaudited Pro Forma Combined Statement of Operations for the
  Year Ended December 31, 1997......................................................  8
Notes to Unaudited Pro Forma Combined Financial Data................................  9

                        PRO FORMA COMBINED FINANCIAL DATA

         The following unaudited pro forma combined financial statements give effect to the merger of Hugoton Energy Corporation ("Hugoton") and an indirect subsidiary of Chesapeake Energy Corporation (`Chesapeake") on March 10, 1998. The information is derived from the historical financial statements of Chesapeake and Hugoton. The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997 reflects the Hugoton acquisition (accounted for as a purchase) as if it had occurred on January 1, 1997. The Unaudited Pro Forma Combined Balance Sheet at December 31, 1997 reflects the consummation of the Hugoton acquisition as if it had occurred on December 31, 1997. The unaudited pro forma combined financial information should be read in conjunction with the notes thereto and the historical financial statements of Chesapeake and Hugoton, including the notes thereto, which are incorporated by reference in this Form 8-K/A.

         The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations that would actually have occurred if the Hugoton acquisition had occurred as presented in such statements or that may occur in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, Chesapeake's ability to successfully integrate the operations of Hugoton with its current business and several other factors, many of which are beyond Chesapeake's control.

         The Hugoton acquisition is accounted for using the purchase method, and the purchase cost has been allocated to the Hugoton assets and liabilities based on their respective fair values. The final allocation of the actual purchase price for the acquisition is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation.





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




                  CHESAPEAKE ENERGY CORPORATION & SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)




                                                                            HISTORICAL                       PRO FORMA
                                                                    --------------------------------------------------------------
                                                                    CHESAPEAKE      HUGOTON       ADJUSTMENTS          AS ADJUSTED
                                                                    -----------    -----------    -----------          -----------
                                                                              ASSETS


Current assets ..................................................   $   217,721    $    14,227    $        --          $   231,948
                                                                    -----------    -----------    -----------          -----------

Property, plant & equipment

  Proved ........................................................     1,095,363        262,783         49,196 (a)        1,407,342
  Unproved ......................................................       125,155         14,466             --              139,621
  Accumulated depreciation, depletion and amortization...........      (602,391)       (83,901)       (54,870)(a)(h)      (741,162)
                                                                    -----------    -----------    -----------          -----------

  Net proved and unproved
    properties ..................................................       618,127        193,348         (5,674)(a)          805,801
  Other, net ....................................................        61,060          4,068             --               65,128
                                                                    -----------    -----------    -----------          -----------
    Total property, plant &
      equipment, net ............................................       679,187        197,416         (5,674)             870,929
                                                                    -----------    -----------    -----------          -----------
Other ...........................................................        55,876          1,577             --               57,453
                                                                    -----------    -----------    -----------          -----------
    Total assets ................................................   $   952,784    $   213,220    $    (5,674)         $ 1,160,330
                                                                    ===========    ===========    ===========          ===========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities .............................................   $   153,480    $    12,531    $    15,000(a)       $   181,011
                                                                    -----------    -----------    -----------          -----------

Long-Term debt ..................................................       508,992        110,000             --              618,992
                                                                    -----------    -----------    -----------          -----------

Other liabilities ...............................................        10,106            460             --               10,566
                                                                    -----------    -----------    -----------          -----------
Stockholders' equity
  Common stock ..................................................           743            198             60(a)             1,001
  Paid-in capital ...............................................       460,733        135,745         72,322(a)           668,800

  Accumulated earnings (deficit) ................................      (181,270)       (45,714)       (93,056)(a)         (320,040)
                                                                    -----------    -----------    -----------          -----------
    Total stockholders' equity ..................................       280,206         90,229        (20,674)             349,761
                                                                    -----------    -----------    -----------          -----------
    Total liabilities and
      stockholders' equity ......................................   $   952,784    $   213,220    $    (5,674)         $ 1,160,330
                                                                    ===========    ===========    ===========          ===========



     The accompanying notes are an integral part of this pro forma combined balance sheet.





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




                  CHESAPEAKE ENERGY CORPORATION & SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 1997
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)




                                                HISTORICAL                          PRO FORMA
                                       ---------------------------------------------------------------
                                       CHESAPEAKE        HUGOTON        ADJUSTMENTS       AS ADJUSTED
                                       ---------         --------       -----------       -----------
Revenues:
  Oil and gas sales............        $ 198,410         $ 75,703               --          $ 274,113
  Oil and gas marketing sales..          104,394               --               --            104,394
  Interest and other...........           87,673            1,039               --             88,712
                                       ---------         --------         --------          ---------
    Total revenues.............          390,477           76,742               --            467,219
Costs and expenses:
  Operating costs..............           19,327           25,694               --             45,021
  Oil and gas marketing expenses         103,819               --               --            103,819
  Depreciation, depletion
    and amortization...........          131,789           35,639          (11,774) (d)       155,654
  Exploration..................               --           20,304          (20,304) (c)            --
  Writedown....................          346,000           36,209          102,561  (h)       484,770
  General and administrative...           10,910            9,981           (2,316) (c)        18,575
  Interest.....................           29,782            6,752           (1,576) (c)        34,958
  Other........................               --              794               --                794
                                       ---------         --------         --------          ---------
    Total costs and expenses...          641,627          135,373           66,591            843,591

Loss before income taxes
  and extraordinary item.......         (251,150)         (58,631)         (66,591)          (376,372)
Income tax benefit.............          (17,898)         (16,128)              --  (e)       (34,026)
                                       ---------         --------         --------          ---------
Net loss before extraordinary item     $(233,252)        $(42,503)        $(66,591)         $(342,346)
                                       =========         ========         ========          =========
Earnings per share - Basic and
  diluted......................        $   (3.30)                                           $   (3.55)
                                       =========                                            =========
Weighted average shares
  outstanding (i)..............           70,672                                               96,463
                                       =========                                            =========



          The accompanying notes are an integral part of this pro forma combined statement of operations.




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




            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

                                 (IN THOUSANDS)

(a) Chesapeake issued approximately 25.8 million shares of common stock at $8 per share, gave effect to the exchange and immediate vesting of Hugoton stock options for Chesapeake stock options by recording a $2 million purchase price adjustment related to the estimated fair value of such options and incurred costs of approximately $15 million (including $7.5 million estimated termination costs for Hugoton executives and employees) to acquire Hugoton. The following is the allocation of the purchase price:


Issuance of common stock ..............................   $ 206,325
Fair value of converted Hugoton stock options .........       2,000
Other acquisition costs ...............................      15,000
                                                          ---------
          Purchase price ..............................   $ 223,325
                                                          =========

Current assets ........................................   $  14,227
PP&E - proved properties ..............................     311,978
PP&E - unevaluated properties .........................      14,466
Other PP&E ............................................       4,068
Other assets ..........................................       1,577
Current liabilities ...................................     (12,531)
Debt ..................................................    (110,000)
Other liabilities .....................................        (460)
                                                          ---------
          Purchase price ..............................   $ 223,325
                                                          =========


(b) Chesapeake changed its fiscal year end from June 30 to December 31. The following is a reconciliation of financial information, as reported, to the Chesapeake historical financial data included in this pro forma information:



                                                  CHESAPEAKE (AS REPORTED)
                                 --------------------------------------------------------
                                   Year Ended       Six Months Ended    Six Months Ended    Twelve Months Ended
                                  June 30, 1997     December 31, 1996   December 31, 1997    December 31, 1997
                                 ---------------    -----------------   -----------------   -------------------

Revenues .....................   $       280,315    $      (122,702)   $       232,864    $       390,477
Costs & expenses .............           460,645            (83,456)           264,438            641,627
Income tax ...................            (3,573)           (14,325)                --            (17,898)
Income (loss) before
  extraordinary item .........   $      (176,757)   $       (24,921)   $       (31,574)   $      (233,252)


(c) Hugoton accounted for its oil and gas properties and results of operations on the successful efforts method. The following reflects the entries to convert Hugoton to the full cost method. The entries were derived from the historical accounting records of Hugoton.



                                                   Twelve Months Ended
                                                   December 31, 1997
                                                  -------------------
COSTS AND EXPENSES:

  Exploration ..........................               $(20,304)
  Internal costs(1) ....................               $ (2,316)
  Interest .............................               $ (1,576)


----------

         (1) Internal costs, consisting of costs directly related to acquisition, exploration and development activities, were previously reported as general and administrative.



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


(d) To record DD&A expense of oil and gas properties using $1.34 per Mcfe for Chesapeake and Hugoton.

(e) SFAS 109 requires that the Company record a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In the six months ended December 31, 1997 and the fourth quarter of fiscal 1997, the Company recorded a $110 million writedown and a $236 million writedown, respectively, related to the impairment of oil and gas properties. On a pro forma basis, the Company recorded an additional $139 million writedown related to the impairment of its oil and gas properties as of December 31, 1997. The writedowns and significant tax net operating loss carryforwards (caused primarily by expensing intangible drilling costs for tax purposes) resulted in a net deferred tax asset at December 31, 1997 (on an actual and pro forma basis). Management believes it is more likely than not that the Company will generate future tax net operating losses for at least the next five years, based in part on the Company's continued drilling efforts. Therefore, the Company has recorded a valuation allowance equal to the net deferred tax asset. Had the Company recorded the income tax effect of the pro forma adjustments using a statutory rate of 40%, the pro forma income tax benefit would have been $61 million.

(f) EPS has been calculated using the weighted average shares outstanding assuming the transaction had been consummated at the beginning of the period and is calculated as follows:



                                                            Twelve Months Ended
                                                            December 31, 1997
                                                           ------------------
Chesapeake's weighted average shares
  Outstanding, as reported .......................              70,672
Issuance of common stock to Hugoton ..............              25,791
                                                                ------
As adjusted ......................................              96,463
                                                                ======

         As of December 31, 1997, common shares outstanding for Hugoton were 19,838,000.

(g) Estimated total proved pro forma reserves at December 31, 1997 were as follows:


                                                                      PROVED
                                                                     RESERVES
                                                                     (MMCFE)
                                                                ---------------

Chesapeake .................................................         448,474
Hugoton ....................................................         246,193
    As adjusted ............................................         694,667


(h) Capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. At December 31, 1997 and on a pro forma basis, capitalized costs of Hugoton's oil and gas properties exceeded the estimated present value of future net revenues from Hugoton's proved reserves, net of related income tax considerations, resulting in a pro forma writedown in the carrying value of oil and gas properties of an additional $139 million.

(i) On March 17, 1997, the Company issued $150 million principal amount of 7.875% Senior Notes due 2004 and $150 million principal amount of 8.5% Senior Notes due 2012. Had the Company issued the notes on January 1, 1997, the Company would have incurred additional interest costs of $17.4 million.



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